Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Second Quarter and Year to Date 2026 Earnings

Moosic, PA, July 30, 2026/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company (the “Bank”), today reported unaudited financial results at and for the three and six months ended June 30, 2026.

Peoples reported net income of $14.8 million, or $1.48 per diluted share for the three months ended June 30, 2026, a decrease of $2.2 million compared to net income of $17.0 million, or $1.68 per diluted share for the three months ended June 30, 2025. Net income for the six months ended June 30, 2026 totaled $29.6 million, or $2.95 per diluted share, a decrease of $2.4 million, compared to $32.0 million, or $3.18 per diluted share for the same six months of 2025. Return on average assets (“ROAA”) and return on average equity (“ROAE”) on an annualized basis for the three months ended June 30, 2026, was 1.13% and 11.10% compared to 1.36% and 13.87% for the three months ended June 30, 2025. For the six months ended June 30, annualized ROAA and ROAE were 1.14% and 11.18%, respectively, in 2026 compared to 1.29% and 13.30%, respectively, in 2025. The decrease in net income for both the quarterly and year-to-date periods was primarily attributable to a higher provision for credit losses, reflecting strong loan growth, along with increases in noninterest expense and income tax expense, partially offset by higher net interest income and noninterest income.

“Our second quarter and year to date results reflect both the strength of our underlying business and the disciplined growth strategy we continue to execute” commented Gerard A. Champi, President and CEO. “While net income declined compared to last year, our performance was driven by robust loan growth, higher net interest income, and solid noninterest income. The increase in our provision for credit losses and higher operating expenses were consistent with the expansion of our balance sheet and ongoing investments in our franchise. Even with these pressures, we delivered healthy returns for the quarter. As we move forward, we remain focused on prudent risk management, operational efficiency, and delivering long term value for our shareholders.” concluded Mr. Champi.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income, and tax-equivalent net interest income and related ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely net gains and losses on the sale of available for sale (“AFS”) investment securities and acquisition-related expenses. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions and should not be viewed as a substitute for GAAP.

NOTABLES

●	On a linked quarter basis, total loans increased $112.6 million, or 10.8% annualized, to $4.3 billion at June 30, 2026 from $4.2 billion at March 31, 2026 and increased $305.3 million, or 7.6%, from $4.0 billion at June 30, 2025.
●	On a linked quarter basis, total deposits increased $83.5 million, or 7.6% annualized to $4.5 billion at June 30, 2026 from $4.4 billion at March 31, 2026, and increased $221.5 million, or 5.2%, from $4.3 billion at June 30, 2025.

●	Book value per common share at June 30, 2026, increased to $53.56 from $49.44 at June 30, 2025. Tangible book value per common share, a non-GAAP measure[1], increased to $43.51 at June 30, 2026, compared to $38.75 at June 30, 2025.

INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended June 30, 2026, improved 15 basis points to 3.82% from 3.67% for the three months ended March 31, 2026, and 13 basis points as compared to 3.69% for the three months ended June 30, 2025. For the six months ended June 30, the FTE NIM, a non-GAAP measure[1], improved 15 basis points to 3.75% in 2026 from 3.60% in 2025.
●	The FTE yield on interest-earning assets, a non-GAAP measure[1], increased 13 basis points to 5.64% for the three months ended June 30, 2026, from 5.51% for the three months ended March 31, 2026, but decreased 4 basis points from 5.68% for the same three months ended June 30, 2025. For the six months ended June 30, 2026, the FTE yield on interest-earning assets, a non-GAAP measure[1], was 5.57%, a decrease of 2 basis points from 5.59% for the same period of 2025.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 1 basis point to 2.40% for the three months ended June 30, 2026, from 2.41% for the three months ended March 31, 2026, and 20 basis points from 2.60% for the three months ended June 30, 2025. For the year-to-date period, the cost of funds was 2.41% in 2026, a reduction of 18 basis points compared to 2.59% for 2025.
●	The cost of interest-bearing deposits decreased 2 basis points for the three months ended June 30, 2026, to 2.14% from 2.16% for the three months ended March 31, 2026, and 27 basis points from 2.41% for the three months ended June 30, 2025. For the six months ended June 30, 2026, the cost of interest-bearing deposits decreased 29 basis points to 2.15% from 2.44% for the six months of 2025.
●	The cost of total deposits, which includes the impact of noninterest-bearing deposits, was 1.68% for the second quarter of 2026, a decrease of 2 basis points compared to 1.70% for the first quarter of 2026, and a decrease of 23 basis points from 1.91% for the second quarter of 2025. The cost of deposits for the six months ended June 30, 2026 was 1.69%, a decrease of 24 basis points from 1.93% for the comparable period of 2025.
●	The efficiency ratio, a non-GAAP measure[1], was 55.16% for the quarter ended June 30, 2026, an increase, as compared to 53.92% for the same quarter of 2025, but an improvement as compared to 57.09% for the quarter ended March 31, 2026. For the six months ended June 30, the efficiency ratio, a non-GAAP measure[1], was 56.10% in 2026 and 54.81% in 2025.

Second Quarter 2026 Results – Comparison to First Quarter 2026 and Second Quarter 2025

Net interest income was $45.6 million for the second quarter of 2026, an increase of $2.7 million from the first quarter of 2026 and $3.4 million from the second quarter of 2025. Interest income rose to $67.8 million, compared with $64.7 million in the linked quarter and $65.3 million in the prior-year quarter. On an FTE basis, interest income was $68.7 million, compared with $65.6 million in the first quarter of 2026 and $66.1 million in the second quarter of 2025. The increase was primarily attributable to loan growth and higher investment income resulting from the Company’s investment portfolio repositioning strategy, which commenced in the fourth quarter of 2025 and was completed in the first quarter of 2026. Interest expense was $22.1 million for the second quarter of 2026, an increase of $0.3 million compared with $21.8 million in the linked quarter, which primarily reflected increased utilization of FHLB of Pittsburgh advances. Conversely, interest expense decreased $1.0 million from $23.1 million for the comparable prior-year quarter, primarily reflecting lower deposit and borrowing rates. The decrease in rates was partially offset by increased utilization of short-term and long-term borrowings through the FHLB of Pittsburgh and subordinated debt costs associated with the Company’s June 2025 issuance of $85 million of subordinated notes, which carry an initial fixed rate of 7.75% through June 2030, as well as the redemption of $33.0 million of subordinated notes due in June 2030 that had repriced to 9.08%.

For the three months ended June 30, 2026, the provision for credit losses was $3.1 million, compared with a benefit of $0.2 million for the same period in 2025, an increase of $3.3 million. The increase in the current quarter was

1 See reconciliation of non-GAAP financial measures on pg.14-15.

primarily attributable to significant loan growth, while the prior-year quarter benefited from lower specific reserves associated with reductions in nonperforming loans. On a linked quarter basis, the provision increased $1.7 million from $1.4 million, which also primarily reflected strong loan growth.

Noninterest income was $6.5 million and $6.2 million for the three months ended June 30, 2026, and 2025, respectively. The $0.3 million increase in noninterest income was primarily due to a gain of $0.3 million on the sale of a branch property that was part of a sale/leaseback transaction, coupled with increases in wealth management and mortgage banking income, which includes gains on the sale of residential mortgage loans, partially offset by decreases in service charges, fees and commissions and merchant services income.

Noninterest income decreased $0.4 million from $6.9 million for the first quarter of 2026, primarily due to a $0.5 million reduction in interest rate swap income, partially offset by higher service charges, fees and commissions, merchant services income, and a $0.3 million gain on the sale of a branch property that was part of the aforementioned sale/leaseback transaction. The first quarter of 2026 included a $0.5 million gain on the sale of investment securities related to the Company’s portfolio repositioning efforts and $0.5 million in gains on equity investments. There were no sales of available for sale investment securities during the second quarter of 2026.

Noninterest expense was $30.6 million for the second quarter of 2026, an increase of $2.3 million from $28.3 million for the three months ended June 30, 2025, which primarily reflected increases in salaries and employee benefits, due to annual merit increases and higher benefit costs, coupled with an increase in occupancy and equipment expense resulting from higher leasing costs and data processing expenses. Salaries and employee benefits expense was $15.1 million for the three months ended June 30, 2026, compared to $13.8 million for the same three months in 2025. Net occupancy and equipment expenses were $7.3 million for the second quarter of 2026, an increase of $1.0 million from $6.3 million for the same quarter of 2025. On a linked basis, noninterest expense increased $0.7 million from $29.9 million for the quarter ended March 31, 2026, which reflected increases in salaries and employee benefits expenses and other expenses, partially offset by a reduction in occupancy and equipment expense.

Income tax expense was $3.6 million for the three months ended June 30, 2026, compared to $3.8 million for the three months ending March 31, 2026, and $3.5 million for the three months ended June 30, 2025. The effective tax rate was 19.6% for the three months ended June 30, 2026, 20.4% for the three months ended March 31, 2026 and 17.0% for the quarter ended June 30, 2025. The increase in the effective tax rate was largely due to an increase in amortization associated with the Company’s low-income housing tax credit investments, coupled with an increase in the provision for state income taxes.

Six-Month Results – Comparison to Prior Year First Six Months

Net interest income for the six months ended June 30, 2026, increased $6.7 million to $88.5 million from $81.7 million for the six months ended June 30, 2025. On an FTE basis, net interest income for the six months ended June 30, 2026, increased $7.0 million to $90.2 million from $83.2 million for the six months ended June 30, 2025. The increase in FTE net interest income was due to a $5.0 million increase in tax-equivalent interest income, a non-GAAP measure1, coupled with a $2.0 million decrease in interest expense. The Company’s net interest spread widened 16 basis points to 3.16 % for the first six months of 2026 from 3.00 % for the same six-month period of 2025. Additionally, comparing the first six months of 2026 and 2025, the Company’s FTE net interest margin widened 15 basis points to 3.75% from 3.60%, respectively.

The increase in fully tax-equivalent interest income was primarily driven by higher earning asset balances, particularly taxable loans. This benefit was partially offset by lower overall FTE yields, primarily on taxable loans. Higher balances and yields on tax-exempt investment securities also contributed to the increase.

Total average earning assets increased $195.0 million to $4.9 billion for the six months ended June 30, 2026 from $4.7 billion for the same six months of 2025. Average taxable loans increased $214.0 million to $3.9 billion from $3.7 billion comparing the six months ended June 30, 2026, and 2025, respectively. The yield on taxable loans decreased 18 basis points to 5.96% from 6.14%, respectively, comparing the first six months of 2026 and 2025, which primarily reflected a 75-basis point reduction in the prime rate during the second half of 2025. Accretion associated with purchase accounting fair value discounts on purchased loans was $6.5 million for the six months ended June 30, 2026, compared to $8.5 million for the same period of 2025. Average tax-exempt investments totaled $155.0 million for the six months

1 See reconciliation of non-GAAP financial measures on pg.14-15.

ended June 30, 2026, an increase of $68.0 million from $87.0 million for the same six-month period ended June 30, 2025. The FTE yield on the tax-exempt investment securities portfolio increased 161 basis points to 3.94% for the six months ended June 30, 2026, from 2.33% for the same six months of 2025. The increase in yield was predominantly due to strategic portfolio repositioning beginning in the fourth quarter of 2025, as new purchases were added at yields higher than existing portfolio yields.

Interest expense decreased $2.0 million to $44.0 million for the six months ended June 30, 2026, compared with $46.0 million for the same period in 2025, primarily due to lower average deposit rates and balances on small-dollar time deposits. These benefits were partially offset by higher average rates and balances on subordinated debt. The average rate paid on interest-bearing deposits decreased 29 basis points to 2.15% from 2.44%, largely reflecting lower market rates.

Average small dollar time deposits, which include brokered deposits, decreased $134.0 million to $280.2 million, for the six months ended June 30, 2026, from $414.2 million for the six months ended June 30, 2025. Average brokered deposits decreased $82.3 million comparing the six months ended June 30, 2026, and 2025. The Company let these higher-costing deposits roll off at maturity and were replaced with lower-costing non-maturity deposits and borrowings. Additionally, the average rate paid for small dollar time deposits decreased 83 basis points to 3.17% from 4.00% for the six months ended June 30, 2026, and 2025, respectively. Average subordinated debt increased $38.9 million to $83.3 million for the six months ended June 30, 2026, from $44.4 million for the same period in 2025, while the average rate paid on subordinated debt increased 179 basis points to 8.47% from 6.68% for the periods ended June 30, 2026, and 2025, respectively, due to a net new issuance of subordinated debt in the second quarter of 2025 in the amount of $52 million.

For the six months ended June 30, 2026, the provision for credit losses was $4.5 million, an increase of $4.5 million from a negligible $39 thousand benefit recorded for the same six months of 2025. The increase in loan provisioning for the year-to-date period of 2026 was primarily impacted by significant loan growth.

Noninterest income was $13.4 million and $12.5 million for the six months ended June 30, 2026, and 2025, respectively. The $0.9 million increase in noninterest income was primarily due to increases in interest rate swap income of $0.6 million, along with combined gains of $1.0 million on the sale of investment securities available for sale and on the sale and market value appreciation of equity securities and a $0.3 million increase in mortgage banking income, partially offset by a decrease in service charge, fee, and commission income of $0.5 million. The current six-month period ended June 30, 2026, includes a gain on the sale of a branch property of $0.3 million that was part of the aforementioned sale/leaseback transaction. Additionally, the comparable prior year period included a gain of $0.7 million on the sale of the Company’s former corporate headquarters in Scranton, PA.

Noninterest expense increased $4.9 million to $60.5 million for the six months ended June 30, 2026, from $55.6 million for the six months ended June 30, 2025, which primarily reflected increases in salaries and employee benefits expenses, and occupancy and equipment expenses. Salaries and employee benefits expense was $29.6 million for the six months ended June 30, 2026, compared to $27.2 million for the same six months in 2025. The $2.4 million increase resulted primarily from annual merit increases and higher health insurance costs. Net occupancy and equipment expenses were $15.0 million for the first six months of 2026, an increase of $2.1 million from $12.9 million for the same six-month period in 2025. The increase was largely caused by higher rent expense associated with the new corporate headquarters and increases in data processing expenses related to the implementation of an on-line account opening platform.

Income tax expense was $7.4 million for the six months ended June 30, 2026, compared to $6.7 million for the six months ended June 30, 2025. The effective tax rate was 20.0% for the six months ended June 30, 2026, and 17.3% in the prior year’s same six-month period. The increase in the effective tax rate was largely due to an increase in amortization associated with the Company’s low-income housing tax credits investments, coupled with an increase in the provision for state income taxes.

BALANCE SHEET REVIEW

Total loans were $4.3 billion at June 30, 2026, an increase of $112.6 million compared to $4.2 billion at March 31, 2026, and an increase of $305.3 million compared to $4.0 billion at June 30, 2025. Strong demand in all markets for commercial and residential real estate loans were partially offset by reductions to indirect auto, equipment financing and municipal loans.

Total investments were $529.6 million at June 30, 2026, compared to $542.9 million at March 31, 2026, and $582.8 million at June 30, 2025. At June 30, 2026, available for sale securities totaled $458.1 million, a decrease of $11.2 million from $469.3 million at March 31, 2026, and a decrease of $47.1 million from $505.2 million at June 30, 2025. Beginning in the fourth quarter of 2025, the Company began a repositioning of its investment securities portfolio, which was completed in the first quarter of 2026. Proceeds of the sales of U.S. government agency and sponsored agency mortgage-backed securities were used in part to purchase higher yielding US agency mortgage-backed securities and tax-exempt bonds. The Company used the remaining proceeds and the majority of the principal cash flows received during the first half of 2026 to fund loan growth. Held to maturity (“HTM”) securities totaled $68.7 million at June 30, 2026, a decrease of $1.9 million from $70.6 million at March 31, 2026, and a decrease of $6.4 million from $75.1 million at June 30, 2025.

Total deposits were $4.5 billion at June 30, 2026, an increase of $83.5 million from $4.4 billion at March 31, 2026, and an increase of $221.5 million from $4.3 billion at June 30, 2025. Noninterest-bearing deposits decreased $22.8 million to $946.5 million at June 30, 2026, from $969.3 million at March 31, 2026, but increased $46.9 million from $899.6 million at June 30, 2025. Interest-bearing deposits increased $106.3 million from $3.5 billion at March 31, 2026, and $174.6 million from $3.4 billion at June 30, 2025, primarily reflecting an increase in brokered deposits. The Company increased its utilization of short-term and longer-term callable brokered deposits during the second quarter of 2026 to offset cyclical outflows of municipal deposits. As a result, brokered deposits represented 7.7% of total deposits at June 30, 2026, compared with 2.5% at March 31, 2026, and 4.6% at June 30, 2025. Approximately 31% of deposits were uninsured at June 30, 2026, compared with 34.5% at March 31, 2026 and 30.7% at June 30, 2025.

The Company maintained a strong capital position at June 30, 2026. Stockholders’ equity equaled $536.2 million or $53.56 per share at June 30, 2026, compared to $525.5 million or $52.50 per share at March 31, 2026, and $494.1 million, or $49.44 per share at June 30, 2025. The increase in stockholders’ equity in all periods is primarily attributable to net income, partially offset by dividends paid to shareholders.

Tangible book value, a non-GAAP measure1, increased to $43.51 per share at June 30, 2026, from $42.29 per share at March 31, 2026, and $38.75 at June 30, 2025. The Company declared dividends of $0.625 for the first and second quarters of 2026 and $0.6175 for the quarter ending June 30, 2025.

ASSET QUALITY REVIEW

Nonperforming assets, which include nonperforming loans, loans past due 90 days or more and still accruing, and foreclosed assets, were $14.7 million or 0.34% of loans, net and foreclosed assets, at June 30, 2026, a $2.4 million increase compared to $12.3 million, or 0.29% of loans, net and foreclosed assets at March 31, 2026. The linked-quarter increase was primarily due to one commercial relationship involving two loans placed on nonaccrual status at the end of the second quarter of 2026. In comparison to the year ago period, nonperforming assets decreased $2.8 million from $17.5 million, or 0.44% of loans, net and foreclosed assets at June 30, 2025, primarily reflecting a $3.7 million reduction in nonaccrual loans. Nonperforming assets represented 0.27% of total assets at June 30, 2026, compared to 0.23% at March 31, 2026 and 0.34% at June 30, 2025. At June 30, 2026, the Company held one foreclosed commercial property with a carrying value of $0.6 million. The carrying value of this property was $0.8 million at March 31, 2026. The property went under a sales agreement during the second quarter, and it was written down to the sales price less estimated selling costs. The Company had no foreclosed assets at June 30, 2025.

During the three months ended June 30, 2026, net charge-offs were $0.4 million and the provision for credit losses was $3.1 million, compared to net recoveries of $0.1 million and a benefit for credit losses of $0.2 million for the same period of 2025. The allowance for credit losses equaled $42.3 million or 0.98% of loans, net, at June 30, 2026, compared to $39.6 million or 0.94% of loans, net, at March 31, 2026, and $40.9 million or 1.02% of loans, net at June 30, 2025.

1 See reconciliation of non-GAAP financial measures on pg.14-15.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 40 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lancaster, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations, and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, and local and timely decision making. For more information visit psbt.com.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of Peoples Financial Services Corp. and its subsidiaries (the “Company”) that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. All statements in this release, other than statements of historical facts, are forward-looking statements.

The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in interest rates, including their effect on the Company’s investment values; impairment charges relating to the Company’s investment portfolio; credit risks in connection with the Company’s lending activities; the Company’s exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; the Company’s ability to maintain an adequate allowance for credit losses; access to liquidity; the strength of the Company’s customer deposit levels; unrealized losses; reliance on the Company’s subsidiaries; accounting procedures, policies and requirements; changes in the value of goodwill; the Company’s ability to attract and retain key personnel; the strength of the Company’s disclosure controls and procedures and internal controls over financial reporting; potential for errors, omissions or fraud; environmental liabilities; reliance on third-party vendors and service providers; the Company’s ability to compete effectively in the Company’s industry and within the Company’s market area, including with respect to competition from financial technology companies and non-bank entities; the development and use of artificial intelligence (“AI”) in business processes, services, and products, including emerging focus among regulators and other officials related to risks in connection with the development and use of AI; the Company’s ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; the Company’s ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; the soundness of other financial institutions; changes in laws and regulations; geopolitical instability, including wars and other conflicts; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; the Company’s ability to realize the anticipated benefits of future acquisitions or a change in control; and the Company’s ability to pay dividends. Additional factors that may affect the Company’s results are discussed in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Three Quarter and Six-Month Trend (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30	Mar 31	June 30	June 30	June 30
	2026	2026	2025	2026	2025
Key performance data:
Share and per share amounts:
Net income - diluted	$1.48	$1.47	$1.68	$2.95	$3.18
Core net income (1)	$1.48	$1.43	$1.69	$2.91	$3.19
Cash dividends declared	$0.6250	$0.6250	$0.6175	$1.2500	$1.2350
Book value	$53.56	$52.50	$49.44	$53.56	$49.44
Tangible book value (1)	$43.51	$42.29	$38.75	$43.51	$38.75
Market value:
High	$67.75	$57.17	$51.21	$67.75	$53.70
Low	$52.63	$47.82	$40.67	$47.39	$40.67
Closing	$66.37	$53.33	$49.37	$66.37	$49.37
Market capitalization	$664,388	$533,859	$493,438	$664,388	$493,438
Common shares outstanding	10,010,367	10,010,488	9,994,696	10,010,367	9,994,696
Selected ratios:
Return on average stockholders’ equity (2)	11.10%	11.26%	13.87%	11.18%	13.30%
Core return on average stockholders’ equity (1)(2)	11.10%	10.95%	13.92%	11.03%	13.37%
Return on average tangible stockholders’ equity (1)(2)	13.70%	13.97%	17.73%	13.83%	17.13%
Core return on average tangible stockholders’ equity (1)(2)	13.70%	13.59%	17.79%	13.64%	17.23%
Return on average assets (2)	1.13%	1.15%	1.36%	1.14%	1.29%
Core return on average assets (1)(2)	1.13%	1.12%	1.36%	1.13%	1.29%
Stockholders’ equity to total assets	9.86%	9.69%	9.67%	9.86%	9.67%
Efficiency ratio (1)(3)	55.16%	57.09%	53.92%	56.10%	54.81%
Nonperforming assets to loans, net, and foreclosed assets	0.34%	0.29%	0.44%	0.34%	0.44%
Nonperforming assets to total assets	0.27%	0.23%	0.34%	0.27%	0.34%
Net charge-offs to average loans, net (2)	0.04%	0.08%	0.00%	0.06%	0.00%
Allowance for credit losses to loans, net	0.98%	0.94%	1.02%	0.98%	1.02%
Interest earning assets yield (FTE) (4)	5.64%	5.51%	5.68%	5.57%	5.59%
Cost of funds	2.40%	2.41%	2.60%	2.41%	2.59%
Net interest spread (FTE) (4)	3.24%	3.10%	3.08%	3.16%	3.30%
Net interest margin (FTE) (1)(4)	3.82%	3.67%	3.69%	3.75%	3.60%

(1)	See Reconciliation of Non-GAAP financial measures on pages 14-15.
(2)	Presented on an annualized basis.
(3)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities AFS and net (losses) gains on sales of fixed assets.
(4)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30	Mar 31	June 30	June 30	June 30
	2026	2026	2025	2026	2025
Interest income:
Interest and fees on loans:
Taxable	$59,483	$56,316	$57,459	$115,799	$112,671
Tax-exempt	2,155	2,068	2,302	4,223	4,547
Interest and dividends on investment securities:
Taxable	3,926	4,035	4,604	7,961	8,738
Tax-exempt	1,261	1,133	399	2,394	795
Dividends	305	259	40	564	81
Interest on interest-bearing deposits in other banks	622	893	531	1,515	929
Total interest income	67,752	64,704	65,335	132,456	127,761
Interest expense:
Interest on deposits	18,188	18,139	20,303	36,327	41,150
Interest on short-term borrowings	536	372	410	908	635
Interest on long-term debt	1,500	1,404	1,211	2,904	2,388
Interest on subordinated debt	1,750	1,749	1,026	3,499	1,469
Interest on junior subordinated debt	174	173	188	347	374
Total interest expense	22,148	21,837	23,138	43,985	46,016
Net interest income	45,604	42,867	42,197	88,471	81,745
Provision (benefit) for credit losses	3,105	1,387	(239)	4,492	(39)
Net interest income after provision (benefit) for credit losses	42,499	41,480	42,436	83,979	81,784
Noninterest income:
Service charges, fees, commissions and other	3,411	3,157	3,664	6,568	7,068
Merchant services income	489	180	584	669	815
Commissions and fees on fiduciary activities	588	551	563	1,139	1,100
Wealth management income	753	646	619	1,399	1,269
Mortgage banking income	302	241	125	543	239
Increase in cash surrender value of life insurance	500	497	535	997	1,061
Interest rate swap income	187	660	164	847	207
Net gains (losses) on equity investments	33	456	(7)	489	64
Net gains on sale of investment securities available for sale		510		510
Net gains on sale of fixed assets	271			271	680
Total noninterest income	6,534	6,898	6,247	13,432	12,503
Noninterest expense:
Salaries and employee benefits expense	15,087	14,517	13,761	29,604	27,242
Net occupancy and equipment expense	7,338	7,675	6,284	15,013	12,894
Acquisition related expenses			66		220
Amortization of intangible assets	1,518	1,517	1,684	3,035	3,367
FDIC insurance and assessments	709	756	976	1,465	1,998
Other expenses	5,958	5,398	5,491	11,356	9,894
Total noninterest expense	30,610	29,863	28,262	60,473	55,615
Income before income taxes	18,423	18,515	20,421	36,938	38,672
Income tax expense	3,618	3,768	3,465	7,386	6,707
Net income	$14,805	$14,747	$16,956	$29,552	$31,965
Other comprehensive income:
Unrealized gains (losses) on investment securities available for sale	$2,431	$(3,383)	$1,859	$(952)	$7,431
Reclassification adjustment for net gains on available for sale securities included in net income		(510)		(510)
Change in derivative fair value	80	156	16	236	(132)
Income tax expense (benefit) related to other comprehensive income (loss)	551	(820)	409	(269)	1,592
Other comprehensive income (loss), net of income tax expense (benefit)	1,960	(2,917)	1,466	(957)	5,707
Comprehensive income	$16,765	$11,830	$18,422	$28,595	$37,672
Share and per share amounts:
Net income - basic	$1.48	$1.47	$1.70	$2.95	$3.20
Net income - diluted	1.48	1.47	1.68	2.95	3.18
Cash dividends declared	$0.6250	$0.6250	$0.6175	$1.2500	$1.2350
Average common shares outstanding - basic	10,010,529	10,002,903	9,994,955	10,006,737	9,993,944
Average common shares outstanding - diluted	10,036,037	10,029,213	10,082,260	10,033,374	10,062,831

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Inc./Exp.	Rate	Balance	Inc./Exp.	Rate	Balance	Inc./Exp.	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,973,583	$59,483	6.00%	$3,859,588	$56,316	5.92%	$3,707,650	$57,459	6.22%
Tax-exempt	263,731	2,728	4.15	258,745	2,618	4.10	282,406	2,914	4.14
Total loans	4,237,314	62,211	5.89	4,118,333	58,934	5.80	3,990,056	60,373	6.07
Investments:
Taxable	422,646	4,231	4.02	461,292	4,294	3.78	540,424	4,644	3.45
Tax-exempt	160,117	1,596	4.00	149,700	1,434	3.88	86,899	505	2.33
Total investments	582,763	5,827	4.01	610,992	5,728	3.80	627,323	5,149	3.29
Interest-bearing deposits	67,064	622	3.72	97,657	893	3.71	48,270	531	4.41
Total earning assets	4,887,141	68,660	5.64%	4,826,982	65,555	5.51%	4,665,649	66,053	5.68%
Less: allowance for credit losses	40,521			39,470			41,837
Other assets	401,762			399,812			390,522
Total assets	$5,248,382			$5,187,324			$5,014,334
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Money market accounts	$1,034,838	$6,673	2.59%	$1,020,493	$6,471	2.57%	$708,585	$6,992	3.96%
Interest-bearing demand and NOW accounts	1,213,141	5,825	1.93	1,224,040	5,938	1.97	1,406,998	5,882	1.68
Savings accounts	511,202	466	0.37	504,166	421	0.34	501,975	376	0.30
Time deposits less than $100	290,045	2,297	3.18	270,285	2,109	3.16	404,142	3,991	3.96
Time deposits $100 or more	365,167	2,927	3.22	383,825	3,200	3.38	352,216	3,062	3.49
Total interest-bearing deposits	3,414,393	18,188	2.14	3,402,809	18,139	2.16	3,373,916	20,303	2.41
Short-term borrowings	56,166	536	3.83	39,180	372	3.85	35,587	410	4.62
Long-term debt	145,346	1,500	4.14	133,990	1,404	4.25	101,066	1,211	4.81
Subordinated debt	83,334	1,750	8.42	83,222	1,749	8.52	55,622	1,026	7.40
Junior subordinated debt	8,177	174	8.54	8,150	173	8.61	8,075	188	9.34
Total borrowings	293,023	3,960	5.42	264,542	3,698	5.67	200,350	2,835	5.68
Total interest-bearing liabilities	3,707,416	22,148	2.40%	3,667,351	21,837	2.41%	3,574,266	23,138	2.60%
Noninterest-bearing deposits	940,512			929,686			897,212
Other liabilities	65,432			58,944			52,608
Stockholders’ equity	535,022			531,343			490,248
Total liabilities and stockholders’ equity	$5,248,382			$5,187,324			$5,014,334
Net interest income/spread		$46,512	3.24%		$43,718	3.10%		$42,915	3.08%
Net interest margin			3.82%			3.67%			3.69%
Tax-equivalent adjustments:
Loans		$573			$550			$612
Investments		335			301			106
Total adjustments		$908			$851			$718

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Six Months Ended
	June 30, 2026			June 30, 2025
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,916,900	$115,799	5.96%	$3,702,911	$112,671	6.14%
Tax-exempt	261,252	5,346	4.13	281,486	5,756	4.12
Total loans	4,178,152	121,145	5.85	3,984,397	118,427	5.99
Investments:
Taxable	441,862	8,525	3.89	548,124	8,819	3.24
Tax-exempt	154,937	3,030	3.94	86,985	1,006	2.33
Total investments	596,799	11,555	3.90	635,109	9,825	3.12
Interest-bearing deposits	82,275	1,515	3.71	42,754	929	4.38
Total earning assets	4,857,226	134,215	5.57%	4,662,260	129,181	5.59%
Less: allowance for credit losses	39,998			41,960
Other assets	400,794			391,221
Total assets	$5,218,022			$5,011,521
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Money market accounts	$1,027,706	$13,144	2.58%	$698,111	$13,562	3.92%
Interest-bearing demand and NOW accounts	1,218,560	11,763	1.95	1,435,943	12,298	1.73
Savings accounts	507,704	888	0.35	500,392	737	0.30
Time deposits less than $100	280,219	4,406	3.17	414,197	8,219	4.00
Time deposits $100 or more	374,444	6,126	3.30	356,817	6,334	3.58
Total interest-bearing deposits	3,408,633	36,327	2.15	3,405,460	41,150	2.44
Short-term borrowings	47,720	908	3.84	27,925	635	4.59
Long-term debt	139,700	2,904	4.19	99,426	2,388	4.84
Subordinated debt	83,278	3,499	8.47	44,373	1,469	6.68
Junior subordinated debt	8,163	347	8.57	8,063	374	9.35
Total borrowings	278,861	7,658	5.54	179,787	4,866	5.46
Total interest-bearing liabilities	3,687,494	43,985	2.41%	3,585,247	46,016	2.59%
Noninterest-bearing deposits	935,129			886,193
Other liabilities	62,206			55,298
Stockholders’ equity	533,193			484,783
Total liabilities and stockholders’ equity	$5,218,022			$5,011,521
Net interest income/spread		$90,230	3.16%		$83,165	3.00%
Net interest margin			3.75%			3.60%
Tax-equivalent adjustments:
Loans		$1,123			$1,209
Investments		636			211
Total adjustments		$1,759			$1,420

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	June 30	Mar 31	June 30
At period end	2026	2026	2025
Assets:
Cash and due from banks	$74,930	$59,479	$60,173
Interest-bearing balances in other banks	181,320	269,133	115,566
Investment securities:
Available for sale	458,144	469,261	505,181
Held to maturity	68,723	70,557	75,137
Equity investments carried at fair value	2,748	3,054	2,494
Total investments	529,615	542,872	582,812
Loans held for sale	718	1,181	547
Loans	4,302,821	4,190,202	3,997,525
Less: allowance for credit losses	42,311	39,586	40,890
Net loans	4,260,510	4,150,616	3,956,635
Goodwill	75,986	75,986	75,986
Premises and equipment, net	79,523	79,206	76,896
Bank owned life insurance	83,124	83,417	87,635
Deferred tax assets	25,905	26,264	31,647
Accrued interest receivable	17,770	17,991	15,854
Other intangible assets, net	24,622	26,161	30,778
Other assets	86,523	91,024	73,350
Total assets	$5,440,546	$5,423,330	$5,107,879
Liabilities:
Deposits:
Noninterest-bearing	$946,528	$969,341	$899,597
Interest-bearing	3,562,324	3,456,028	3,387,752
Total deposits	4,508,852	4,425,369	4,287,349
Short-term borrowings	85,331	179,321	76,340
Long-term debt	154,472	134,750	103,449
Subordinated debt	83,392	83,289	83,164
Junior subordinated debt	8,194	8,167	8,088
Accrued interest payable	4,727	7,890	4,640
Other liabilities	59,393	59,039	50,753
Total liabilities	4,904,361	4,897,825	4,613,783
Stockholders’ equity:
Common stock	20,053	20,047	20,015
Capital surplus	251,224	251,065	250,468
Retained earnings	290,556	282,001	258,601
Accumulated other comprehensive loss	(25,648)	(27,608)	(34,988)
Total stockholders’ equity	536,185	525,505	494,096
Total liabilities and stockholders’ equity	$5,440,546	$5,423,330	$5,107,879

Book value per common share	$53.56	$52.50	$49.44
Tangible book value per common share (1)	$43.51	$42.29	$38.75
(1)	See reconciliation of Non-GAAP financial measures on pages 14-15.

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

	June 30	Mar 31	June 30
At period end	2026	2026	2025
Commercial and industrial	$712,705	$675,446	$678,539
Municipal	200,552	212,586	194,529
Real estate
Commercial	2,490,510	2,423,027	2,252,574
Residential	640,000	618,156	573,864
Total real estate	3,130,510	3,041,183	2,826,438
Consumer
Indirect auto	82,721	85,726	104,618
Consumer other	16,775	15,592	13,929
Total consumer	99,496	101,318	118,547
Equipment financing	159,558	159,669	179,472
Total	$4,302,821	$4,190,202	$3,997,525

	June 30	Mar 31	June 30
At period end	2026	2026	2025
Nonperforming assets:
Nonaccrual/restructured loans	$13,667	$11,437	$17,390
Accruing loans past due 90 days or more	451	160	72
Foreclosed assets	630	750
Total nonperforming assets	$14,748	$12,347	$17,462

	June 30	Mar 31	June 30
Three months ended	2026	2026	2025
Allowance for credit losses:
Beginning balance	$39,586	$39,007	$41,054
Charge-offs	697	976	1,151
Recoveries	317	168	1,226
Provision for credit losses	3,105	1,387	(239)
Ending balance	$42,311	$39,586	$40,890

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30	Mar 31	June 30	June 30	June 30
	2026	2026	2025	2026	2025
Core net income per share:
Net income GAAP	$14,805	$14,747	$16,956	$29,552	$31,965
Adjustments:
Less: Net gains on sale of available for sale securities		510		510
Add: Net gains on sale of available for sale securities tax adjustment		112		112
Add: Acquisition related expenses			66		220
Less: Acquisition related expenses tax adjustment			14		48
Core net income	$14,805	$14,349	$17,008	$29,154	$32,137
Average common shares outstanding - diluted	10,036,037	10,029,213	10,082,260	10,033,374	10,062,831
Core net income per diluted share	$1.48	$1.43	$1.69	$2.91	$3.19

Tangible book value:
Total stockholders’ equity	$536,185	$525,505	$494,096	$536,185	$494,096
Less: Goodwill	75,986	75,986	75,986	75,986	75,986
Less: Other intangible assets, net	24,622	26,161	30,778	24,622	30,778
Total tangible stockholders’ equity	$435,577	$423,358	$387,332	$435,577	$387,332
Common shares outstanding	10,010,367	10,010,488	9,994,696	10,010,367	9,994,696
Tangible book value per share	$43.51	$42.29	$38.75	$43.51	$38.75

Core return on average stockholders’ equity:
Net income GAAP	$14,805	$14,747	$16,956	$29,552	$31,965
Adjustments:
Less: Net gains on sale of available for sale securities		510		510
Add: Net gains on sale of available for sale securities tax adjustment		112		112
Add: Acquisition related expenses			66		220
Less: Acquisition related expenses tax adjustment			14		48
Core net income	$14,805	$14,349	$17,008	$29,154	$32,137
Average stockholders’ equity	$535,022	$531,343	$490,248	$533,193	$484,783
Core return on average stockholders’ equity	11.10%	10.95%	13.92%	11.03%	13.37%

Return on average tangible stockholders' equity:
Net income GAAP	$14,805	$14,747	$16,956	$29,552	$31,965
Average stockholders’ equity	$535,022	$531,343	$490,248	$533,193	$484,783
Less: goodwill and intangibles	101,482	103,156	106,764	102,315	108,562
Average tangible stockholders’ equity	$433,540	$428,187	$383,484	$430,878	$376,221
Return on average tangible stockholders’ equity	13.70%	13.97%	17.73%	13.83%	17.13%

Core return on average tangible stockholders’ equity:
Net income GAAP	$14,805	$14,747	$16,956	$29,552	$31,965
Adjustments:
Less: Net gains on sale of available for sale securities		510		510
Add: Net gains on sale of available for sale securities tax adjustment		112		112
Add: Acquisition related expenses			66		220
Less: Acquisition related expenses tax adjustment			14		48
Core net income	$14,805	$14,349	$17,008	$29,154	$32,137
Average stockholders’ equity	$535,022	$531,343	$490,248	$533,193	$484,783
Less: goodwill and intangibles	101,482	103,156	106,764	102,315	108,562
Average tangible stockholders’ equity	$433,540	$428,187	$383,484	$430,878	$376,221
Core return on average tangible stockholders’ equity	13.70%	13.59%	17.79%	13.64%	17.23%

Core return on average assets:
Net income GAAP	$14,805	$14,747	$16,956	$29,552	$31,965
Adjustments:
Less: Net gains on sale of available for sale securities		510		510
Add: Net gains on sale of available for sale securities tax adjustment		112		112
Add: Acquisition related expenses			66		220
Less: Acquisition related expenses tax adjustment			14		48
Core net income	$14,805	$14,349	$17,008	$29,154	$32,137
Average assets	$5,248,382	$5,187,324	$5,014,334	$5,218,022	$5,011,521
Core return on average assets	1.13%	1.12%	1.36%	1.13%	1.29%

(1)	Tax adjustments are calculated using the effective tax rate for the respective period.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and six months ended:

	Three Months Ended			Six Months Ended
	June 30	Mar 31	June 30	June 30	June 30
	2026	2026	2025	2026	2025
Interest income (GAAP)	$67,752	$64,704	$65,335	$132,456	$127,761
Adjustment to FTE	908	851	718	1,759	1,420
Interest income adjusted to FTE (non-GAAP)	68,660	65,555	66,053	134,215	129,181
Interest expense	22,148	21,837	23,138	43,985	46,016
Net interest income adjusted to FTE (non-GAAP)	$46,512	$43,718	$42,915	$90,230	$83,165

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended:

	Three Months Ended			Six Months Ended
	June 30	Mar 31	June 30	June 30	June 30
	2026	2026	2025	2026	2025
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$30,610	$29,863	$28,262	$60,473	$55,615
Less: Amortization of intangible assets expense	1,518	1,517	1,684	3,035	3,367
Less: Acquisition related expenses			66		220
Adjusted Noninterest expense (non-GAAP)	29,092	28,346	26,512	57,438	52,028

Net interest income (GAAP)	45,604	42,867	42,197	88,471	81,745
Plus: Taxable equivalent adjustment	908	851	718	1,759	1,420
Noninterest income (GAAP)	6,534	6,898	6,247	13,432	12,503
Less: Net gains (losses) on equity securities	33	456	(7)	489	64
Less: Net gains on sale of investment securities available for sale		510		510
Less: Net gains on sale of fixed assets	271			271	680
Net interest income (FTE) plus noninterest income (non-GAAP)	$52,742	$49,650	$49,169	$102,392	$94,924
Efficiency ratio (non-GAAP)	55.16%	57.09%	53.92%	56.10%	54.81%